UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2020

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President, Research & Development

Effective September 1, 2020, Blueprint Medicines Corporation (the “Company”) appointed Fouad Namouni, M.D., as President, Research & Development of the Company and entered into an employment agreement with Dr. Namouni that provides for “at will” employment.

Dr. Namouni brings more than 20 years of oncology and cancer immunotherapy drug development expertise, as well as clinical experience as a pediatric oncologist. Prior to joining the Company, Dr. Namouni, age 52, served in leadership roles at Bristol-Myers Squibb (“BMS”) since 1999, including as the global development lead for BMS’ practice-changing cancer immunotherapy franchise. Most recently, Dr. Namouni served as Senior Vice President and Head of Oncology Development at BMS from August 2016 to April 2020, with responsibility for driving product development plans from early-stage clinical development through commercialization across a portfolio of nearly 30 drug candidates. Previously, he served as Head of Global Medical Affairs at BMS from overseeing 1,700 employees worldwide from September 2015 to September 2017 and served as Head of Development at BMS for Opdivo® (nivolumab) and Yervoy® (ipilimumab), immunotherapy medications used in the treatment of cancer, from January 2011 to September 2015. Prior to that, he held roles of increasing responsibility within BMS. Dr. Namouni has served as a member of the board of directors of Aprea Therapeutics Inc. since June 2020. Dr. Namouni holds an M.D. from the University of Annaba Medical School in Algeria, and a Pediatrics degree from Université Rene Descartes in Paris, France. In addition, he received a Pediatric Oncology and Hematology degree and an M.S. in clinical and experimental pharmacology from Université Paris-Sud in France.

Pursuant to the terms of his employment agreement, Dr. Namouni is entitled to an annual base salary of $550,000. Dr. Namouni is also eligible for an annual performance bonus targeted at 45% of his base salary. For the year ending December 31, 2020, Dr. Namouni will be eligible to receive a pro-rated bonus based upon the period of time he was employed by the Company. Subject to the terms of the employment agreement, the Company will reimburse to Dr. Namouni or pay to third parties on his behalf all reasonable and documented expenses incurred in connection with Dr. Namouni’s relocation to the Cambridge, Massachusetts area, up to a maximum aggregate amount of $150,000. In addition, the Company will gross-up any taxes incurred on eligible relocation expenses reimbursed to Dr. Namouni or paid to third parties on his behalf, and following the commencement of his employment, the Company will also pay Dr. Namouni a one-time, lump sum relocation allowance in the amount of $10,000 to use in his discretion to cover expenses related to his relocation to the Cambridge, Massachusetts area. If within specific time periods Dr. Namouni terminates his employment without good reason (as defined in his employment agreement) or is terminated for cause (as defined in his employment agreement), in either case, Dr. Namouni is obligated to repay all or a portion of the aggregate relocation expenses reimbursed to Dr. Namouni or paid to third parties on his behalf and the relocation allowance, subject to the terms of the employment agreement. Subject to the terms of the employment agreement, effective October 1, 2020, Dr. Namouni will also be granted (i) a non-qualified stock option to purchase 65,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on the date of grant and (ii) 32,500 restricted stock units. Each restricted stock unit will entitle Dr. Namouni to one share of the Company’s common stock if and when the restricted stock unit vests. The stock option will have a ten-year term and will vest as to 25% of the shares underlying the stock option on the first anniversary of the date of grant and as to an additional 1/48th of the shares underlying the stock option monthly thereafter, subject to Dr. Namouni’s continued full employment with the Company through each applicable vesting date. The restricted stock unit award will vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to Dr. Namouni’s continued full employment with the Company through each applicable vesting date. Dr. Namouni is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans.

Pursuant to the terms of his employment agreement, if Dr. Namouni’s employment is terminated by the Company without cause or by Dr. Namouni for good reason, and subject to Dr. Namouni’s execution of a release of potential claims against the Company, Dr. Namouni will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary and (ii) a monthly cash payment for 12 months for medical and dental benefits or Dr. Namouni’s COBRA health continuation period, whichever ends earlier. However, in the event that Dr. Namouni’s employment is terminated by the Company without cause, or Dr. Namouni terminates his employment with the Company for good reason, in either case within 12 months following the occurrence of a sale event (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Dr. Namouni’s execution of a release of potential claims against the Company, Dr. Namouni will be entitled to receive: (i) a lump sum in cash in an amount equal to the sum of 12 months of Dr. Namouni’s base salary then in effect plus Dr. Namouni’s target annual incentive compensation for the year in which the termination occurs, (ii) a monthly cash payment for 12 months for medical and dental benefits or Dr. Namouni’s COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by Dr. Namouni.

In connection with Dr. Namouni’s appointment as President, Research & Development, Dr. Namouni entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-202938) filed with the Securities and Exchange Commission on March 23, 2015. Pursuant to the

terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Namouni for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by his in any action or proceeding arising out of his service as one of our officers. Dr. Namouni has also previously entered into a confidentiality, assignment and non-competition agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Namouni’s employment and for 12 months thereafter.

Dr. Namouni has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Namouni and any other person pursuant to which he was appointed as an officer of the Company.

The foregoing description of the employment agreement with Dr. Namouni is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the Company’s press release announcing Dr. Namouni’s appointment as President, Research & Development is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, effective September 1, 2020, by and between Blueprint Medicines Corporation and Fouad Namouni, M.D.
99.1	Press release issued by Blueprint Medicines Corporation on September 1, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: September 1, 2020	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer

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